UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – December 1, 2009

Commission File Number: 333-144973

LIBERTY CAPITAL ASSET MANAGEMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	56-2646797
(State or jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

2470 St. Rose Parkway
Henderson, NV  89074
(Address of principal executive offices, including zip code)

702-914-4300
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

LIBERTY CAPITAL ASSET MANAGEMENT, INC.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On December 1, 2009 Lee Shorey resigned from the position of Chief Financial Officer, Secretary, Treasurer and Director of Liberty Capital Asset Management, Inc.  Mr. Shorey resigned for personal reasons and has no disputes or disagreements with the Company.  On December 1, 2009 the Board accepted the resignation of Mr. Shorey and elected Theresa Carlise to the Company’s Board of Directors.

On December 1, 2009, Justin W. Yorke resigned from the position of Director of Liberty Capital Asset Management, Inc.  Mr. Yorke resignation is due to personal reasons and does not involve any disputes or disagreements with the Company.  On December 1, 2009 the Board accepted the resignation of Mr. Yorke and has elected Joseph Cosio-Barron to the Company’s Board of Directors.

Also on December 1, 2009, the board of directors of Liberty Capital Asset Management, Inc appointed Theresa Carlise to the position of Chief Financial Officer and Treasurer and Joseph Cosio-Barron to the position of Secretary.

EXHIBIT INDEX

EXHIBIT	DESCRITPION

10.2	Letter of resignation,
From Lee Shorey, dated December 1, 2009.

10.3	Letter of resignation,
From Justin W. Yorke, dated December 1, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

Date: December 4, 2009	LIBERTY CAPITAL ASSET MANAGEMENT, INC.

By: /s/ Michael A. Barron
Michael A. Barron
Chief Executive Officer